Exhibit 99.1
PRESS RELEASE
WYNDHAM WORLDWIDE
REITERATES GUIDANCE FOR 2008 AT ITS INVESTOR DAY
NEW YORK (Dec. 11, 2007) — At its investor day today, Wyndham Worldwide (NYSE:WYN) reaffirmed 2008 revenue and EBITDA guidance ranges and also provided 2008 earnings per share (EPS) guidance ranging from $2.23 — $2.38 or a double-digit percentage increase over 2007. “We are a stable and resilient business with a portfolio of brands that lie in the sweet spot of consumer demand,” stated Stephen P. Holmes, chairman and chief executive officer, Wyndham Worldwide. “Our company is benefiting from the growth of leisure travel, the demographic growth of the baby boomer generation and the social shift of families traveling together in order to spend quality time away from hectic lives,” added Holmes.
Wyndham Worldwide also issued first quarter 2008 EPS guidance of $0.30 — $0.35, which reflects a reduction for the estimated impact of deferred vacation ownership revenue of $0.12 — $0.15 per share that will be recognized in future quarters.
About Wyndham Worldwide
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses almost 6,500 franchised hotels and almost 542,000 hotel rooms worldwide. Group RCI offers its more than 3.4 million members access to over 60,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of approximately 140 vacation ownership resorts serving over 800,000 throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employees more than 30,000 employees globally.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to trends for the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include general economic conditions, the performance of the financial markets, the economic environment for the hospitality industry, the impact of war and terrorist activity, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those in the Company’s Annual Report on Form 10-K, filed with the SEC on March 7, 2007. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
It is not practical to provide a reconciliation of Adjusted EBITDA for 2008 to the most directly comparable GAAP measure, net income, because certain items cannot be reasonably estimated or predicted at this time. Any of those items could be significant to our financial results.
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Investor contact:	Press contact:

Margo C. Happer	Betsy O’Rourke
Senior Vice President, Investor Relations	Senior Vice President, Marketing and Communications
Wyndham Worldwide Corporation	Wyndham Worldwide Corporation
(973) 753-6472	(973) 753-7422
Margo.Happer@wyndhamworldwide.com	Betsy.O’Rourke@wyndhamworldwide.com